SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of report (date of earliest event reported):
                                  June 14, 2002


                       Daisytek International Corporation
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-25400                  75-2421746
     -----------------             ---------------          ------------------
     (State or other                 (Commission             (I.R.S. Employer
     jurisdiction of                 File Number)            Identification No.)
     incorporation)


                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
          (Address of Principal Executive Offices, including zip code)


                                 (972) 881-4700
              (Registrant's Telephone Number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS
On June 14, 2002, Daisytek International Corporation ("Daisytek") issued a press release, filed herewith as Exhibit 99.1, to announce that it had received acceptances from shareholders or acquired shares in open-market purchases representing 85.3% of the ordinary share capital of ISA International plc ("ISA") and that all conditions to the offer for all of the ordinary shares of ISA had either been satisfied or waived. Daisytek had previously announced on May 24, 2002 that it had mailed a recommended offer to ISA shareholders on May 23, 2002. Payment of the consideration due to shareholders who have accepted the offer will be made no later than June 27, 2002. The cash offer for ISA ordinary shares will remain open indefinitely until share acceptances and purchases represent more than 90% of the ordinary share capital of ISA. The alternative offer to receive Daisytek common shares instead of cash will expire at the close of trading in the U.K. on June 27. The announcement included as Exhibit 99.1 does not contain the full text of the announcement released in the U.K. A copy of the announcement released in the U.K. is included herewith as Exhibit 99.2.

On June 17, 2002, Daisytek issued a press release, filed herewith as Exhibit 99.3, to announce that three Daisytek executives had been appointed as directors of ISA.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of business acquired

             Not applicable

        (b)  Pro forma financial information

             Not applicable

        (c)  Exhibits

             99.1     Press Release dated June 14, 2002.

             99.2     U.K. Announcement dated June 14, 2002.

             99.3     Press Release dated June 17, 2002.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DAISYTEK INTERNATIONAL CORPORATION


                                 By:   /s/    RALPH MITCHELL
                                 -----------------------------------------
                                              Ralph Mitchell
                                              Chief Financial Officer,
                                              Executive Vice President - Finance

Dated:  June 19, 2002








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                                Index to Exhibits


Exhibit
Number      Description
------      -----------

99.1        Press Release dated June 14, 2002.

99.2        U.K. Announcement dated June 14, 2002.

99.3        Press Release dated June 17, 2002.









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